Exhibit 13.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F (the "Report") of Kenon Holdings Ltd. (the "Company") for the fiscal year ended December 31, 2020 as filed with the U.S. Securities and Exchange Commission (the "SEC") on the date hereof, Robert L. Rosen, as Chief Executive Officer of the Company and Mark Hasson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of this knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and operations of the Company.

/s/ Robert L. Rosen
Name: Robert L. Rosen
Title: Chief Executive Officer
Date: April 19, 2021

/s/ Mark Hasson
Name: Mark Hasson
Title: Chief Financial Officer
Date: April 19, 2021

A signed original of this written statement required by Section 906 ofthe Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staffupon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 ofthe Securities Exchange Act of 1934.